                                                                    Exhibit 23.5




                      Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 2 to Registration Statement on Form F-3 (File No. 333-64844), to the Post-Effective Amendment No. 4 (as amended) to the Registration Statement filed on Form F-3 (File No. 333-46930) and related Prospectuses of UBS AG for the registration of up to US$4,624,850,000 of debt securities and warrants and trust preferred securities and to the incorporation by reference therein of our report dated 12 February 2002, with respect to the consolidated financial statements of UBS AG included in its Annual Report on Form 20-F for the year ended 31 December 2001 filed with the Securities and Exchange Commission.





                                          Ernst & Young Ltd.




                              /s/ Peter Heckendorn        /s/ Rolf Schonauer
                              ----------------------      ----------------------
                              Peter Heckendorn            Rolf Schonauer
                              lic.oec.                    Certified Accountant
                              in charge of the audit      in charge of the audit






Basel, Switzerland
16 December 2002